As filed with the Securities and Exchange Commission on October 11, 2001
                                                      Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                            ------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        MILLENNIUM PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                       04-3177038
              (State or other jurisdiction of     (I.R.S. Employer
               incorporation or organization)      Identification Number)

             75 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS    02139
            (Address of principal executive offices)     (Zip Code)


           MILLENNIUM PHARMACEUTICALS, INC. 2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               John B. Douglas III
                    Senior Vice President and General Counsel
                        Millennium Pharmaceuticals, Inc.
                                75 Sidney Street
                         Cambridge, Massachusetts 02139
                     (Name and address of agent for service)
                                 (617) 679-7000
          (Telephone number, including area code, of agent for service)
                    ----------------------------------------

                                               CALCULATION OF REGISTRATION FEE

------------------------------------- ------------------ ------------------ ------------------- ------------------

                                                         Proposed maximum    Proposed maximum
              Title of                  Amount to be      offering price        aggregate           Amount of
    securities to be registered          registered        per share (1)    offering price (1)  registration fee
------------------------------------- ------------------ ------------------ ------------------- ------------------
------------------------------------- ------------------ ------------------ ------------------- ------------------
Common Stock, $0.001 par value per
share (including the associated
Preferred Stock Purchase Rights)          10,698,949          $19.92          $213,123,064.08       $53,280.77
------------------------------------- ------------------ ------------------ ------------------- ------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended and based upon the average of the high and low prices of the registrant's common stock on the Nasdaq National Market on October 8, 2001.

         STATEMENT OF INCORPORATION BY REFERENCE

         This registration statement on Form S-8 is filed to register the offer and sale of an additional 10,698,949 shares of the Registrant's common stock, $0.001 par value per share, to be issued under the Millennium Pharmaceuticals, Inc. 2000 Stock Incentive Plan (the "2000 Plan"). This registration statement incorporates by reference the registration statement on Form S-8, File No. 333-35896, filed by the Registrant on April 28, 2000, relating to the 2000 Plan.

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

         (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the securities contained in the Registrant's registration statements on Form 8-A filed under the Exchange Act dated April 26, 1996, as updated by a Current Report on 8-K dated April 25, 2000 and Form 8-A dated April 5, 2001,and including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

         ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

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




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 11th day of October 2001.

                                       MILLENNIUM PHARMACEUTICALS, INC.

                                       By:  /s/ JOHN B. DOUGLAS III
                                       John B. Douglas III
                                       Senior Vice President and General Counsel



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


                        SIGNATURES AND POWER OF ATTORNEY

         We, the undersigned officers and directors of Millennium Pharmaceuticals, Inc., hereby severally constitute and appoint Mark J. Levin, Kevin P. Starr and John B. Douglas III, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Millennium Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                            TITLE                     DATE

/s/ MARK J. LEVIN          Chairman of the Board of Directors,  October 11, 2001
Mark J. Levin              President and Chief Executive
                           Officer (Principal Executive Officer)

/s/ KEVIN P. STARR         Executive Vice President and Chief   October 11, 2001
Kevin P. Starr             Financial Officer (Principal
                           Financial and Accounting Officer)

/s/ EUGENE CORDES          Director                             October 11, 2001
Eugene Cordes


/s/ A. GRANT HEIDRICH III  Director                             October 11, 2001
A. Grant Heidrich III


/s/ RAJU KUCHERLAPATI      Director                             October 11, 2001
Raju Kucherlapati


/s/ ERIC S. LANDER         Director                             October 11, 2001
Eric S. Lander


/s/ EDWARD D. MILLER, JR.  Director                             October 11, 2001
Edward D. Miller, Jr.


/s/ NORMAN C. SELBY        Director                             October 11, 2001
Norman C. Selby


/s/ KENNETH E. WEG         Director                             October 11, 2001
Kenneth E. Weg

EXHIBIT INDEX

EXHIBIT NUMBER                     DESCRIPTION

 4.1 (1) Amended and Restated Certificate of Incorporation of the Registrant, as amended.
 4.2 (2)  Amended and Restated By-Laws of the Registrant, as amended.
 4.3 (3) Rights Agreement dated April 5, 2001 between the Registrant and State Street Bank and Trust Company, N.A.
 5.1      Opinion of Hale and Dorr LLP
23.1      Consent of Ernst & Young LLP
23.2      Consent of Arthur Andersen LLP
23.3      Consent of PricewaterhouseCoopers LLP
23.4      Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith
24.1 Power of Attorney (included on the signature page to this registration statement)


(1) Incorporated herein by reference to the Registrant's Form 10-Q for the quarter ending March 31, 1996, the Registrant's Current Report on Form 8-K filed on April 13, 2000 and the Registrant's Form 10-Q for the quarter ending March 31, 2001.

(2) Incorporated herein by reference to the Registrant's Form 10-Q for the quarter ending March 31, 1996, the Registrant's Form 10-Q for the quarter ending March 31, 2000 and the Registrant's Form 10-Q for the quarter ending September 30, 2000.

(3) Incorporated herein by reference to the Registrant's Current Report on Form 8-K filed on April 5, 2001.












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